UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): February 13, 2015

GARMIN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	0-31983	98-0229227
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

Mühlentalstrasse 2

8200 Schaffhausen

Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +41 52 630 1600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 13, 2015, the Compensation Committee of the Board of Directors of Garmin Ltd. (the “Company”) approved forms of Restricted Stock Unit Award Agreements (the “Form Award Agreements”) to be used for awards of restricted stock units under the Garmin Ltd. 2005 Equity Incentive Plan, as amended and restated on June 7, 2013, that have performance-based as well as time-based vesting requirements.

Under the terms of the Form Award Agreements, the restricted stock unit awards are contingent upon the achievement of certain revenue and profitability goals for the Company’s fiscal year in the year of grant established by the Compensation Committee as well as on time-based vesting requirements. At a meeting of the Compensation Committee in the subsequent year (the “Certification Date”), the Compensation Committee will determine whether each of the performance goals for these awards was achieved during the year of grant, and the percentage of the restricted stock units that corresponds with the weighting attributed to each performance goal that was achieved will be payable to the grantee (subject to the time-based conditions) as follows: one-third will be payable within 30 days after the Certification Date if the grantee is then still employed by the Garmin entity that employees the grantee; one-third will be payable on the first anniversary of the Certification Date if the grantee is then still employed by Garmin entity that employees the grantee; and the remaining one-third will then be payable on the second anniversary of the Certification Date if the grantee is then still employed by Garmin entity that employees the grantee.

The Compensation Committee approved two separate Form Award Agreements. The first is for award grantees who are executive officers. The second is for award grantees who are not executive officers. The difference between the two Form Award Agreements is that the agreement for executive officers includes a provision in which the grantees agree to forfeit or reimburse the Company for any compensation paid to the grantees that is forfeitable or recoverable by the Company under applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements under any applicable securities laws. These Form Award Agreements are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by this reference.

The description in this Form 8-K of the Form Award Agreements is qualified in its entirety by reference to the copies of the Form Award Agreements that are filed herewith as Exhibits 10.1 and 10.2.

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On February 13, 2015, the Compensation Committee also approved a form Restricted Stock Unit Award Agreement (“Form Non-Employee Director Award Agreement”) to be used for awards of restricted stock units to non-employee members of the Company’s Board of Directors under the Garmin Ltd. 2011 Non-Employee Directors’ Equity Incentive Plan. The Form Non-Employee Director Award Agreement is materially the same as the previous form Non-Employee Director Award Agreement, except that it provides that restricted stock units granted under the agreement that were forfeitable immediately before the grantee ceases to be a member of the Company’s Board of Directors for any reason other than for Cause (as defined in the agreement) after at least five (5) years of service shall thereupon become nonforfeitable and will be settled by the Company promptly by delivering the number of Garmin shares equal to the aggregate number of the grantee’s then remaining restricted stock units under the agreement. The Form Non-Employee Director Award Agreement is filed herewith as Exhibits 10.3 and is incorporated herein by this reference.

The description in this Form 8-K of the Form Non-Employee Director Award Agreement is qualified in its entirety by reference to the copies of the agreement that is filed herewith as Exhibit 10.3.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are furnished herewith.

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement (Performance-Based and Time-Based Vesting) for grantees who are executive officers.

10.2	Form of Restricted Stock Unit Award Agreement (Performance-Based and Time-Based Vesting) for grantees who are not executive officers.

10.3	Form of Restricted Stock Unit Award Agreement for Non- Employee Directors.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARMIN LTD.

Date: February 16, 2015	/s/ Andrew R. Etkind
Andrew R. Etkind
Vice President, General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement for grantees who are executive officers.
10.2	Form of Restricted Stock Unit Award Agreement for grantees who are not executive officers.
10.3	Form of Restricted Stock Unit Award Agreement for Non- Employee Directors.

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